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                                                                   EXHIBIT 10.1


                                    AGREEMENT
                                   AND RELEASE


         This AGREEMENT AND RELEASE (the "Agreement"), entered into as of the 30th day of November, 2001 by and among TRANSVOICE INVESTMENTS LTD. ("TransVoice"), SHELDON GOLDSTEIN ("Goldstein"), and GLOBAL ASSET HOLDINGS INCORPORATED ("Global").

                                 R E C I T A L S

         WHEREAS, TransVoice, Goldstein and Global entered into an Exchange Agreement and Plan of Reorganization dated as of March 31, 2001 (the "Exchange Agreement") pursuant to which TransVoice and Goldstein exchanged all of their shares of National Online Services, Inc. ("NOL") for common shares of Global;

         WHEREAS, pursuant to paragraph 1.3 of the Exchange Agreement (the "Earn-out Provision"), TransVoice and Goldstein are entitled to additional shares of Global in the event that accumulated net after-tax income of NOL reached $1,200,000 during the period April 1, 2001 through September 30, 2002, which provision was based on the understanding and agreement of the parties that operations would commence by April 1, 2001;

         WHEREAS, operations of NOL did not commence by April 1, 2001;

         WHEREAS, for the avoidance of claims by TransVoice and Goldstein relating to the failure of NOL to commence operations as required thereby depriving them of the opportunity to earn additional shares pursuant to the Earn-out Provision, the parties have reached an understanding to issue additional shares of Global to TransVoice and Goldstein pursuant to the terms of this Agreement;

         NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and Agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. The Earn-out Provision shall be cancelled, terminated, and of no further force or effect.

2. Each of TransVoice and Goldstein hereby release Global and all of its officers, directors, employees, affiliates, agents, attorneys and successors, from and against any and all claims, promises, debts, obligations, liabilities and causes of action in law or equity, arising under or in any way related to any breach of paragraph 1.3 of the Exchange Agreement.


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3. In consideration herefore, Global shall deliver two million five hundred thousand (2,500,000) shares of the common stock of Global to TransVoice and Goldstein, pro-rata with their percentage ownership of Global set forth in the Exchange Agreement. Such shares shall bear the legend set forth in paragraph 1.5(a) of the Exchange Agreement and be subject to a stop transfer order.

4. Each of TransVoice and Goldstein hereby represent and warrant to Global as follows:

    (a) TransVoice is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and that TransVoice has all requisite power and authority to execute this Agreement. This Agreement constitutes, when executed and delivered by TransVoice and Goldstein in accordance herewith, the valid and binding obligations of each of TransVoice and Goldstein enforceable in accordance with its terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

    (b) TransVoice and Goldstein are acquiring the stock of Global for investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling the same. Except as contemplated by this Agreement, neither TransVoice nor Goldstein has any present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof and will not sell, transfer or otherwise dispose of the shares of Global or any portion thereof or interest therein in violation of the registration requirements of the Securities Act or the applicable securities laws of any state.

5. Global hereby represents and warrants to TransVoice and Goldstein as follows:

    (a) Global is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to execute this Agreement. This Agreement constitutes, when executed and delivered by Global in accordance herewith, the valid and binding obligations of Global enforceable in accordance with its terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

    (b) The shares of Global to be issued hereunder have been duly and validly authorized and, upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.


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6. Miscellaneous Provisions

         6.1 Headings. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

         6.2 Entire Agreement; Waiver. This Agreement together with the Exchange Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. Otherwise, there are no warranties, representations or other agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement. No modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a continuing waiver unless otherwise expressly provided.

         6.3 Continuation of Agreement. Except as specifically modified hereby, the Exchange Agreement shall continue in full force and effect.

         6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         6.5 Assignment. No party may assign its rights or benefits under this Agreement and any such purported assignment or transfer is hereby declared null and void.

         6.6 Cooperation; Further Assurances. The parties shall cooperate fully and in good faith with each other and their respective legal advisers, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement. Each of the parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and the transactions contemplated by this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement the provisions of this Agreement to its full extent.

         6.7 Counterparts. This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

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                            SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF the parties hereto have executed this Agreement and
Release as of the date first set forth above.

                                            GLOBAL ASSET HOLDINGS, INC.



                                            By: _______________________________

                                            Name: _____________________________

                                            Its:  _____________________________


                                            TRANSVOICE INVESTMENTS, LTD.



                                            By:________________________________

                                            Name: _____________________________

                                            Its:  _____________________________




                                            ____________________________________
                                                    SHELDON GOLDSTEIN